Exhibit 99.2

VERTEX HOLDINGS, L. P.
Balance Sheets
	June 30,	December 31,
	2012	2011
ASSETS	(Unaudited)

Current assets
Cash and cash equivalents	$1,437	$1,460
Short-term investments	878	–
Accounts receivable:
Trade	2,994	921
Related parties	748	724
Inventory	200	145
Prepaid expenses and other current assets	100	182
Total current assets	6,357	3,432

Noncurrent assets
Fixed assets, net	6,262	6,324
Goodwill	1,800	1,800
Total noncurrent assets	8,062	8,124

TOTAL ASSETS	$14,419	$11,556

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities
Current maturities – long-term debt	$525	$1,022
Accounts payable and accrued expenses	2,609	1,168
Other current liabilities	105	86
Notes payable – related parties	-	34
Total current liabilities	3,239	2,310

Long-term debt, less current maturities	3,949	3,806
Total liabilities	7,188	6,116

Commitments and contingencies

Partners’ capital	7,231	5,440

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$14,419	$11,556

See accompanying notes to the consolidated financial statements.

VERTEX HOLDINGS, L. P.
CONSOLIDATED STATEMENTS OF INCOME AND PARTNERS’ CAPITAL
For the Six Months Ended June 30, 2012 and 2011
(Unaudited)
($ in thousands)
	2012	2011

Revenues	$19,217	$15,401

Cost of revenues	14,133	10,380

Gross profit	5,084	5,021

Selling, general and administrative expenses	2,309	2,615

Income from operations	2,775	2,406

Other income (expense)
Other income	16	33
Interest expense	(82)	(79)
Total other income (expense)	(66)	(46)

Net income before noncontrolling interests	2,709	2,360

Net income attributable to noncontrolling interests	4	-

Net income	2,705	2,360

Partners’ capital, beginning of year	5,440	2,797

Less: distributions to partners	(914)	(543)

Partners’ capital, end of year	$7,231	$4,614

See accompanying notes to the consolidated financial statements.

VERTEX HOLDINGS, L. P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2012 and 2011
(Unaudited)
($ in thousands)

	2012	2011

Cash flows operating activities
Net income	$2,705	$2,360
Adjustments to reconcile net income to cash
provided by operating activities
Depreciation and amortization	368	369
Changes in assets and liabilities
Accounts receivable - trade	(2,072)	(1,997)
Accounts receivable – related parties	(24)	(560)
Inventory	(54)	14
Prepaid expenses and other current assets	81	29
Accounts payable and accrued expenses	1,461	1,814
Net cash provided by operating activities	2,465	2,029

Cash flows from investing activities
Purchase of fixed assets	(307)	(421)
Purchase if investments	(878)	-
Net cash used by investing activities	(1,185)	(421)

Cash flows from financing activities
Line of credit, net	-	(417)
Proceeds from long-term debt	-	98
Payments on long-term debt	(355)	(213)
Payments on notes payable – related parties	(34)	-
Distributions - partners	(914)	(240)
Net cash used in financing activities	(1,303)	(772)

Net change in cash and cash equivalents	(23)	836

Cash and cash equivalents at beginning of the period	1,460	373

Cash and cash equivalents at end of period	$1,437	$1,209

SUPPLEMENTAL INFORMATION
Cash paid for interest during the period	$75	$144

NON-CASH TRANSACTIONS
Conversion of line of credit into long-term debt	$-	$2,390

See accompanying notes to the consolidated financial statements.

VERTEX HOLDINGS, L. P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - NATURE OF OPERATIONS

Vertex Holdings, L.P. – (the “Partnership”) is a Texas limited partnership organized in March 2001.  The Partnership is a petroleum recovery company, focused on recycle/reuse options for petroleum products, crudes, and used lubricants.  The Partnership serves as a buyer and logistical manager of petroleum products used for fuels and feedstock throughout the United States.

Vertex Recovery, L.P. – a subsidiary of the Partnership, collects and recycles used oil and residual materials from large regional and national companies throughout the United States and Canada. Vertex Recovery facilitates its services through a network of independent recyclers and franchise collectors.

Crossroad Carriers, L.P. – a subsidiary of the Partnership, was formed in December 2004.  Crossroad Carriers is a third-party common carrier hauling liquid petroleum products.

Cedar Marine Terminals, L.P. – a subsidiary of the Partnership, maintains a 19-acre bulk liquid storage facility on the Houston Ship Channel.  Currently, the terminal serves as a truck-in, barge-out facility providing through-put terminal operations into the Houston market from surrounding metropolitan areas.

H&H Oil, L.P. – a subsidiary of Vertex Recovery, acquired in 2007 to enhance the Partnership’s market presence in the liquid petroleum transportation industry.  The Partnership collects and recycles used oil and residual materials from facilities based in Austin, Baytown, and Corpus Christi, Texas.

The accompanying unaudited interim consolidated financial statements of the Partnership and its subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial reporting. Accordingly, these consolidated financial statements do not include all information and footnote disclosures required for an annual set of financial statements prepared under United States generally accepted accounting principles. In the opinion of our management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial position, results of operations and cash flows as of June 30, 2012 and for all interim periods presented herein have been reflected in these consolidated financial statements and the notes thereto.  Interim results for the six months ended June 30, 2012 are not necessarily indicative of the results to be expected for the fiscal year as a whole. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes as included in this Form 8-K/A for the fiscal year ended December 31, 2011.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principal of Consolidation.  These financial statements include the Partnerships’ accounts and those of majority-owned and controlled operating partnerships.  All significant intercompany items have been eliminated in consolidation.

Cash and Cash Equivalents.  For purposes of the statement of cash flows, the Partnership considers all short-term investments purchased with original maturities of three months or less to be cash equivalents.

Accounts Receivable.  The Partnership considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.  If amounts become uncollectible, they will be charged to operations in the period the determination of uncollectability is made.

VERTEX HOLDINGS, L. P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Inventory.  Inventory consists of used oil and residual materials and are reported at the lower of cost or market.

Property and Equipment.  Property and equipment are stated at cost.  Costs for significant upgrades and repairs are capitalized in the period purchased.  Ongoing maintenance and repairs are expensed in the period incurred.  The cost of property, plant and equipment sold or retired and the related depreciation are removed from the balance sheet in the period of sale or disposition.   Depreciation is computed using the straight-line method over the estimated economic lives of the assets.

Goodwill. The Partnership’s goodwill is comprised primarily of amounts related to the 2008 acquisition of H&H Oil, L.P. (“H&H”). Management expects the H&H assets to contribute indefinitely to the cash flows of the Partnership. Goodwill is not amortized, but is tested at least annually for impairment.

For the goodwill impairment test, the fair value of the reporting units are estimated based on market multiples.  This approach employs market multiples based on earnings before interest, depreciation and amortization and earnings for companies that are comparable to the Partnership’s reporting units.  The assumptions used for the impairment test are consistent with those utilized by a market participant performing similar valuations for the Partnership’s reporting units.

Revenue recognition. Revenue is recognized when persuasive evidence of an arrangement exists, goods are delivered, sales price is determinable, and collection is reasonably assured.  Revenue is recognized upon delivery by truck and railcar of feedstock to its re-refining customers and upon product leaving the Company’s terminal facilities via barge.

Income Taxes.  The Partnership is not a taxable entity for federal income tax purposes.  The Partnership’s taxable income or loss, which may vary substantially from the net income or net loss reported in the statement of income and partners’ capital, is includable proportionally in the federal income tax return of each partner.

Comprehensive Income.  Statement of Financial Accounting Standards No. 130, "Accounting for Comprehensive Income," requires that enterprises report comprehensive income.  For the six months ended June 30, 2012 and 2011, there are no differences between net income and comprehensive income.

Use of Estimates.  The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions about future events.  These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenues and expenses.  Such estimates include the collectability of accounts receivable, the valuation of goodwill, legal contingencies, and indemnifications, among others.  Any effects on the business, financial position or results of operations from revisions to these estimates are recorded in the period in which the facts that give rise to the revision become known.

Reclassifications. Certain prior year amounts have been reclassified to conform to the current year presentation.  Net income (loss) and partners’ capital were not affected by these reclassifications.

Recently Issued Accounting Pronouncements. We have adopted recently issued accounting pronouncements and have determined that they have no material effect on our financial position, results of operations, or cash flow.  We do not expect any recently issued but not yet adopted accounting pronouncements to have a material effect on our financial position, results of operations or cash flow.

VERTEX HOLDINGS, L. P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 - RELATED PARTIES TRANSACTIONS

The Partnership provides sales and services to Vertex Energy, Inc. (“VEI”) a publicly traded corporation controlled by the partners.  Transactions include sales of feedstock products to VEI, transportation of VEI feedstock to processors and terminal facilities, transportation of refined products to VEI customers, sublease of terminal facilities and sublease of office facilities. The Partnership believes the terms of these arrangements are consistent with third party arrangements that provide similar sales and services.

Revenue from VEI approximated $13,042,000 or 68% of total revenue for the six months ended June 30, 2012; and $6,128,000 or 40% of total revenue for the six months ended June 30, 2011. Accounts receivable attributable to VEI were approximately $748,000 and $968,000 at June 30, 2012 and 2011, respectively.

The Partnership subleases office space to VEI under an arrangement expiring June 2013. Rental payments under the office space sublease are $6,629 monthly.  Rental income under the sublease was approximately $40,000 for the six months ended June 30, 2012 and 2011.

The Partnership subleases terminal and storage facilities to VEI under agreements expiring June, 2012.  Monthly rental payments under the leases total are $72,000.  Total monthly rental payments under these subleases totaled $432,000 and $432,000 for the six months ended June 30, 2012 and 2011. These subleases are currently on a month to month basis.

The Partnership has an operating and licensing agreement with VEI, that provides VEI with an irrevocable, non-transferable, royalty-free, perpetual right to use the Company’s Thermal Chemical Extraction Process “TCEP” to re-refine certain used oil feedstock and associated operations of this technology on a global basis.  This includes the right to utilize the technology in any future production facilities built by VEI. VEI must approve any research and development costs that are performed by the Partnership and this may affect our ability to maintain technological feasibility of the technology which could impact the value of our patents.

NOTE 4 - CONCENTRATIONS

The Partnership maintains its cash deposits primarily with Bank of America, NA and Regions Bank.  At June 30, 2012, Partnership cash balances exceeded FDIC limits.

Credit terms are granted to customers of the Partnership.  The Partnership performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers.  Concentrations of credit risk with respect to trade receivables are limited by the large number of customers comprising the Partnership’s customer base and broad geographic area the Partnership services.

Partnership revenues, profitability and rate of growth are substantially dependent on prevailing prices for petroleum-based products.  Historically, the energy markets have been very volatile, and there can be no assurance that these prices will not be subject to wide fluctuations in the future.  A substantial or extended decline in such prices could have a material adverse effect on the Partnership’s financial position, results of operations, cash flows and access to capital and on the quantities of petroleum-based product that the Partnership can economically produce.

VERTEX HOLDINGS, L. P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 – SUBSEQUENT EVENTS

On September 11, 2012, but effective August 31, 2012, Vertex Holdings, L.P. sold substantially all of its assets along with the real-estate properties of B & S Cowart Family L.P. ("B&S LP") for $28,791,000, consisting of $16,500,000 plus a working capital adjustment of approximately $467,000, and 4,545,455 restricted shares of common stock, valued at $7,113,000, and contingent consideration of $4,711,000 and the assumption of liabilities of approximately $2,213,000.

Prior to closing the sale, Vertex Holdings, L.P. contributed substantially all of its assets to an Acquisition Subsidiary. The contributed assets represent substantially all of its assets and liabilities relating to the business of transporting, storing, processing and re-refining petroleum products, crudes and used lubricants, including all of the outstanding equity interests in Vertex Holdings, L.P.’s wholly-owned operating subsidiaries, Cedar Marine Terminals, L.P., Crossroad Carriers, L.P., Vertex Recovery L.P. and H&H Oil, L.P. and B&S LP contributed real estate associated with the operations of H&H Oil, L.P.